UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

COOPER-STANDARD HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip Code)

(248) 596-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 18, 2014, Cooper-Standard Automotive, Inc. (“Cooper-Standard”), a wholly owned subsidiary of Cooper-Standard Holdings Inc. (“Parent”), will make a presentation to prospective lenders in connection with a proposed $725 million senior secured term loan facility, the proceeds of which would primarily be used to refinance Parent’s $200 million aggregate principal amount of Senior PIK Toggle Notes due 2018 and Cooper-Standard’s $450 million aggregate principal amount of 8½% Senior Notes due 2018. Certain of the presentation slides are furnished as Exhibit 99.1 hereto and are incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Lender Presentation distributed by Cooper-Standard Automotive, Inc. on March 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

Date: March 18, 2014	By:	/s/ Aleksandra A. Miziolek
	Name:	Aleksandra A. Miziolek
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Lender Presentation distributed by Cooper-Standard Automotive, Inc. on March 18, 2014.